Exhibit 99.2

111 Huntington Avenue

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Info.
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

FOURTH QUARTER 2006 RESULTS

Reports diluted FFO per share of $1.18	Reports diluted EPS of $0.60

BOSTON, MA, January 30, 2007 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the fourth quarter ended December 31, 2006.

Results for the quarter ended December 31, 2006

Funds from Operations (FFO) for the quarter ended December 31, 2006 were $141.9 million, or $1.21 per share basic and $1.18 per share diluted. This compares to FFO for the quarter ended December 31, 2005 of $126.7 million, or $1.13 per share basic and $1.09 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 116,895,438 and 121,456,257, respectively, for the quarter ended December 31, 2006 and 112,340,334 and 119,496,904, respectively, for the quarter ended December 31, 2005.

Net income available to common shareholders was $71.7 million for the three months ended December 31, 2006, compared to $154.1 million for the quarter ended December 31, 2005. Net income available to common shareholders per share (EPS) for the quarter ended December 31, 2006 was $0.61 basic and $0.60 on a diluted basis. This compares to EPS for the fourth quarter of 2005 of $1.35 basic and $1.32 on a diluted basis. EPS for the quarter ended December 31, 2006 reflects a reduction of $0.09, on a diluted basis, representing the amount of earnings allocated to the holders of Series Two Preferred Units of limited partnership interest in the Company’s Operating Partnership to account for their right to participate on an as-converted basis in the special dividend that was paid on January 30, 2007 to stockholders of record as of the close of business on December 29, 2006. EPS for the quarter ended December 31, 2005 includes $0.71, on a diluted basis, related to (1) gains on sales of real estate of $0.40, (2) discontinued operations of $0.35 and (3) the cumulative effect of a change in accounting principle of ($0.04).

Results for the year ended December 31, 2006

FFO for the year ended December 31, 2006 were $527.7 million, or $4.60 per share basic and $4.47 per share diluted, after a supplemental adjustment to exclude the loss from early extinguishment of debt associated with the sale of real estate. This compares to FFO for the year ended December 31, 2005 of $489.0 million, or $4.39 per share basic and $4.25 per share diluted, after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. Losses from early extinguishments of debt associated with the sales of real estate totaled $0.23 and $0.08 per share basic and $0.22 and $0.08 per share diluted for the years ended December 31, 2006 and 2005, respectively. The weighted average number of basic and diluted shares outstanding totaled 114,721,339 and 120,706,904, respectively, for the year ended December 31, 2006 and 111,274,188 and 118,722,134, respectively, for the year ended December 31, 2005.

Net income available to common shareholders was $873.6 million for the year ended December 31, 2006, compared to $438.3 million for the year ended December 31, 2005. Net income available to common shareholders per share (EPS) for the year ended December 31, 2006 was $7.62 basic and $7.46 on a diluted basis. This compares to EPS for the year ended December 31, 2005 of $3.94 basic and $3.86 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2006. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of December 31, 2006, the Company’s portfolio consisted of 131 properties comprising approximately 43.4 million square feet, including six properties under construction totaling 1.4 million square feet and two hotels. The overall percentage of leased space for the 123 properties in service as of December 31, 2006 was 94.2%.

Significant events of the fourth quarter include:

•	On October 2, 2006, the Company used available cash to repay the mortgage loan collateralized by its Embarcadero Center Three property located in San Francisco, California totaling approximately $133.4 million. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 6.40% per annum and was scheduled to mature on January 1, 2007.

•	On October 27, 2006, the Company acquired a parcel of land located in Waltham, Massachusetts for a purchase price of approximately $5.6 million.

•	On November 17, 2006, the Company executed a binding agreement for the sale of the long-term leasehold interest in 5 Times Square in New York City and related credits, for approximately $1.28 billion in cash. 5 Times Square is a fully-leased Class A office tower that contains approximately 1,101,779 net rentable square feet. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated, it is expected to close during the first quarter of 2007.

•	On November 21, 2006, the Company obtained construction financing totaling $200.0 million collateralized by its South of Market development project located in Reston, Virginia. South of Market is a Class A office project consisting of three buildings aggregating approximately 652,000 net rentable square feet. The construction financing bears interest at a variable rate equal to LIBOR plus 1.25% per annum and matures in November 2009 with two one-year extension options.

•	On November 30, 2006, the Company acquired Four and Five Cambridge Center and the Cambridge Center East Garage located in Cambridge, Massachusetts, at a purchase price of approximately $186.0 million. This property consists of two Class A office properties totaling approximately 436,000 net rentable square feet and structured parking for approximately 840 vehicles totaling approximately 300,000 square feet. The acquisition was financed with available cash. Four and Five Cambridge Center is currently approximately 65% leased with an average rental rate that is below market. The Company projects this property’s 2007 Unleveraged FFO Return to be 5.5% and 2007 Unleveraged Cash Return to be 4.8%. Assuming the Company leases substantially all of the currently available space at market rates by the end of 2008 and spends approximately $9.4 million for capital and tenant improvements and leasing commissions, the Company projects this property’s 2008 Unleveraged FFO Return to be 7.2% and 2008 Unleveraged Cash Return to be 6.7%. The calculation of these returns and related disclosures are presented on the accompanying table entitled “Projected 2007 and 2008 Returns on Acquisition.” There can be no assurance that actual returns will not differ materially from these projections.

•	On December 6, 2006, the Company commenced construction of One Preserve Parkway, a Class A office property totaling approximately 183,000 net rentable square feet located in Rockville, Maryland. The Company expects that the project will be completed with initial occupancy in the second quarter of 2008.

•	On December 15, 2006, the Company announced that its Board of Directors declared a special cash dividend of $5.40 per common share payable on January 30, 2007 to shareholders of record as of the close of business on December 29, 2006. The decision to declare a special dividend was the result of the sales of assets in 2006, including 280 Park Avenue and 265 Franklin Street. The Board of Directors did not make any change in the Company’s policy with respect to regular quarterly dividends. The payment of the regular quarterly dividend of $0.68 per share and the special dividend of $5.40 per share will result in a total payment of $6.08 per share payable on January 30, 2007. Holders of common units of limited partnership interest in Boston Properties Limited Partnership, the Company’s Operating Partnership, as of the close of business on December 29, 2006 will receive the same total distribution, payable on January 30, 2007. Holders of Series Two Preferred Units of limited partnership interest will participate in the special cash dividend (separately from their regular February 2007 distribution) on an as-converted basis in connection with their regular May 2007 distribution payment as provided in the Operating Partnership’s partnership agreement.

•

On December 19, 2006, the Company entered into an interest rate lock agreement with a lender for a fixed interest rate of 5.57% per annum on a ten-year mortgage financing totaling $750.0 million to be collateralized by the Company’s 599 Lexington Avenue property in

New York City. The Company expects to close on the mortgage financing by the end of February 2007, although there can be no assurance that the financing will be consummated on the terms currently contemplated or at all. In conjunction with the interest rate lock agreement, the Company terminated its forward-starting interest rate swap contracts with notional amounts aggregating $500.0 million and received approximately $10.9 million, which amount will reduce the Company’s interest expense over the ten-year term of the financing, resulting in an effective interest rate of 5.38% per annum.

•	On December 22, 2006, the Company executed a contract to acquire Kingstowne Towne Center, a mixed-use property located in Alexandria, Virginia, at a purchase price of approximately $134.0 million. This property is comprised of two Class A office properties totaling approximately 307,000 net rentable square feet and a retail/movie theater complex totaling approximately 88,000 net rentable square feet. The acquisition is subject to the satisfaction of customary closing conditions and there can be no assurance that the acquisition will be consummated on the terms currently contemplated or at all.

Transactions completed subsequent to December 31, 2006:

•	On January 5, 2007 and January 18, 2007, the Company acquired adjacent parcels of land located in Springfield, Virginia for a purchase price of approximately $12.0 million and $4.5 million, respectively. The Company also has an agreement to acquire an additional adjacent parcel of land for a purchase price of approximately $25.6 million. The assembled land parcels will support a commercial development of approximately 800,000 net rentable square feet.

•	On January 9, 2007, the Company acquired a parcel of land located in New York City, through a majority-owned venture, for a purchase price of approximately $38.8 million. On January 24, 2007, the Company acquired an adjacent parcel of land, through a majority-owned venture, for a purchase price of approximately $160.0 million. The Company also has agreements to acquire other real estate interests, through the majority-owned venture, for approximately $60.0 million. The acquisitions were financed with a $160.0 million mortgage loan bearing interest at a variable rate equal to LIBOR plus 0.40% per annum and maturing in January 2009. The assembled land parcels will support the development of an approximately 885,000 net rentable square foot Class A office tower.

•	On January 29, 2007, the Company acquired a parcel of land located in Waltham, Massachusetts for a purchase price of approximately $13.9 million.

EPS and FFO per Share Guidance:

The Company’s guidance for the first quarter and full year 2007 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	First Quarter 2007			Full Year 2007
	Low	-	High	Low	-	High
Projected EPS (diluted)	$5.68	-	$5.69	$7.59	-	$7.69
Add:

Projected Company Share of Real Estate Depreciation and Amortization	0.50	-	0.50	2.00	-	2.00
Less:
Projected Company Share of Gains on Sales of Real Estate	5.14	-	5.14	5.14	-	5.14

Projected FFO per Share (diluted)	$1.04	-	$1.05	$4.45	-	$4.55

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. The estimates do not include possible future gains or losses or the impact on operating results from possible future property acquisitions, dispositions or financings. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, January 31, 2007 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter and full fiscal year 2006 results, the 2007 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (800) 219-6110 (Domestic) or (303) 262-2190 (International); no passcode required. A replay of the conference call will be available through February 7, 2007, by dialing (800) 405-2236 (Domestic) or (303) 590-3000 (International) and entering the passcode 11080783. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section, through www.fulldisclosure.com for individual investors, or through the password-protected event management site, www.streetevents.com, for institutional investors. Shortly after the call a replay of the webcast and a podcast will be available on the Company’s website, www.bostonproperties.com, in the Investor Relations section, and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ fourth quarter 2006 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes two hotels. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the effects of acquisitions and dispositions (including the exact amount and timing of any related special dividend and possible impairment charges) on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the first quarter and full fiscal year 2007.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$278,186	$279,583	$1,104,773	$1,110,212
Recoveries from tenants	42,868	44,098	181,521	173,254
Parking and other	15,261	14,051	57,740	55,567

Total rental revenue	336,315	337,732	1,344,034	1,339,033
Hotel revenue	25,126	22,161	76,990	69,277
Development and management services	5,661	3,714	19,825	17,310
Interest and other	11,571	2,726	36,737	12,015

Total revenue	378,673	366,333	1,477,586	1,437,635

Expenses
Operating:
Rental	107,374	112,284	441,814	438,335
Hotel	17,392	16,125	55,538	51,689
General and administrative	16,198	13,136	59,375	55,471
Interest	71,423	74,804	298,260	308,091
Depreciation and amortization	70,452	66,290	276,759	266,829
Losses from early extinguishments of debt	11	—	32,143	12,896

Total expenses	282,850	282,639	1,163,889	1,133,311

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	95,823	83,694	313,697	304,324
Minority interest in property partnership	—	1,366	2,013	6,017
Income from unconsolidated joint ventures	1,340	1,530	24,507	4,829

Income before minority interest in Operating Partnership, gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	97,163	86,590	340,217	315,170
Minority interest in Operating Partnership	(26,691)	(16,928)	(72,976)	(74,103)

Income before gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	70,472	69,662	267,241	241,067
Gains on sales of real estate, net of minority interest	1,183	48,542	606,394	151,884

Income before discontinued operations and cumulative effect of a change in accounting principle	71,655	118,204	873,635	392,951
Discontinued operations:
Income from discontinued operations, net of minority interest	—	730	—	1,908
Gains on sales of real estate from discontinued operations, net of minority interest	—	39,364	—	47,656

Income before cumulative effect of a change in accounting principle	71,655	158,298	873,635	442,515
Cumulative effect of a change in accounting principle	—	(4,235)	—	(4,223)

Net income available to common shareholders	$71,655	$154,063	$873,635	$438,292

Basic earnings per common share:
Income available to common shareholders before discontinued operations and cumulative effect of a change in accounting principle	$0.61	$1.03	$7.62	$3.53
Discontinued operations, net of minority interest	—	0.36	—	0.45
Cumulative effect of a change in accounting principle, net of minority interest	—	(0.04)	—	(0.04)

Net income available to common shareholders	$0.61	$1.35	$7.62	$3.94

Weighted average number of common shares outstanding	116,895	112,340	114,721	111,274

Diluted earnings per common share:
Income available to common shareholders before discontinued operations and cumulative effect of a change in accounting principle	$0.60	$1.01	$7.46	$3.46
Discontinued operations, net of minority interest	—	0.35	—	0.44
Cumulative effect of a change in accounting principle, net of minority interest	—	(0.04)	—	(0.04)

Net income available to common shareholders	$0.60	$1.32	$7.46	$3.86

Weighted average number of common and common equivalent shares outstanding	119,190	114,640	117,077	113,559

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
	(in thousands, except for share amounts) (unaudited)
ASSETS
Real estate	$8,819,934	$8,724,954
Real estate held for sale, net	433,492	—
Construction in progress	115,629	177,576
Land held for future development	183,403	248,645
Less: accumulated depreciation	(1,392,055)	(1,265,073)

Total real estate	8,160,403	7,886,102

Cash and cash equivalents	725,788	261,496
Cash held in escrows	25,784	25,618
Tenant and other receivables, net of allowance for doubtful accounts of $2,682 and $2,519, respectively	57,052	52,668
Accrued rental income, net of allowance of $783 and $2,638, respectively	327,337	302,356
Deferred charges, net	274,079	242,660
Prepaid expenses and other assets	40,868	41,261
Investments in unconsolidated joint ventures	83,711	90,207

Total assets	$9,695,022	$8,902,368

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$2,679,462	$3,297,192
Unsecured senior notes, net of discount	1,471,475	1,471,062
Unsecured exchangeable senior notes	450,000	—
Unsecured line of credit	—	58,000
Accounts payable and accrued expenses	102,934	109,823
Dividends and distributions payable	857,892	107,643
Accrued interest payable	47,441	47,911
Other liabilities	239,084	154,123

Total liabilities	5,848,288	5,245,754

Commitments and contingencies	—	—

Minority interests	623,508	739,268

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 117,582,442 and 112,621,162 shares issued and 117,503,542 and 112,542,262 shares outstanding in 2006 and 2005, respectively	1,175	1,125
Additional paid-in capital	3,119,941	2,745,719
Earnings in excess of dividends	108,155	182,105
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(3,323)	(8,881)

Total stockholders’ equity	3,223,226	2,917,346

Total liabilities and stockholders’ equity	$9,695,022	$8,902,368

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006		2005
	(in thousands, except for per share amounts) (unaudited)
Net income available to common shareholders	$71,655	$154,063	$873,635		$438,292

Add:
Minority interest in Operating Partnership	26,691	16,928	72,976		74,103
Cumulative effect of a change in accounting principle	—	4,235	—		4,223
Less:
Minority interest in property partnership	—	1,366	2,013		6,017
Income from unconsolidated joint ventures	1,340	1,530	24,507		4,829
Gains on sales of real estate, net of minority interest	1,183	48,542	606,394		151,884
Income from discontinued operations, net of minority interest	—	730	—		1,908
Gains on sales of real estate from discontinued operations, net of minority interest	—	39,364	—		47,656

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	95,823	83,694	313,697		304,324

Add:
Real estate depreciation and amortization (2)	71,495	67,987	283,350		274,476
Income from discontinued operations	—	869	—		2,279
Income from unconsolidated joint ventures	1,340	1,530	6,590	(3)	4,829
Less:
Minority interest in property partnership’s share of funds from operations	—	114	479		113
Preferred distributions (4)	1,431	3,098	9,418		12,918

Funds from operations (FFO)	167,227	150,868	593,740		572,877

Add:
Losses from early extinguishments of debt associated with the sales of real estate	—	—	31,444		11,041

Funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	167,227	150,868	625,184		583,918
Less:
Minority interest in the Operating Partnership’s share of funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	25,377	24,167	97,519		94,946

Funds from operations available to common shareholders after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$141,850	$126,701	$527,665		$488,972

Our percentage share of funds from operations - basic	84.82%	83.98%	84.40%		83.74%

Weighted average shares outstanding - basic	116,895	112,340	114,721		111,274

FFO per share basic after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.21	$1.13	$4.60		$4.39

FFO per share basic	$1.21	$1.13	$4.37		$4.31

Weighted average shares outstanding - diluted	121,456	119,497	120,707		118,722

FFO per share diluted after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.18	$1.09	$4.47		$4.25

FFO per share diluted	$1.18	$1.09	$4.25		$4.17

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after a specific and defined supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. The adjustment to exclude losses from early extinguishments of debt results when the sale of real estate encumbered by debt requires us to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, we view the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that this supplemental adjustment more appropriately reflects the results of our operations exclusive of the impact of our sale transactions.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the losses from early extinguishments of debt associated with the sales of real estate, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

Neither FFO nor FFO as adjusted should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represents cash generated from operating activities determined in accordance with GAAP, and neither is a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $70,452, $66,290, $276,759 and $266,829, our share of unconsolidated joint venture real estate depreciation and amortization of $2,250, $2,174, $9,087 and $8,554 and depreciation and amortization from discontinued operations of $0, $63, $0 and $812, less corporate related depreciation and amortization of $295, $540, $1,584 and $1,719 and adjustment of asset retirement obligations of $912, $0, $912 and $0 for the three months and year ended December 31, 2006 and 2005, respectively.
(3)	Excludes approximately $17.9 million related to our share of the gain on sale and related loss from early extinguishment of debt associated with the sale of 265 Franklin Street.
(4)	Excludes approximately $12.2 million for the three months and year ended December 31, 2006 and approximately $12.1 million for the year ended December 31, 2005 of income allocated to the holders of Series Two Preferred Units to account for their right to participate on an as-converted basis in the special dividend that followed previously completed sales of real estate.

BOSTON PROPERTIES, INC.

PROJECTED 2007 AND 2008 RETURNS ON ACQUISITION

	Four and Five Cambridge Center and East Garage
	2007	2008
	(dollars in thousands)
Base rent and recoveries from tenants	$11,715	$15,645
Straight-line rent	249	169
Fair value lease revenue	936	858
Parking and other	2,009	2,072

Total rental revenue	14,909	18,744
Operating Expenses	4,479	4,642

Revenue less Operating Expenses	10,430	14,102
Depreciation and amortization	11,074	9,687

Net income (loss)	$(644)	$4,415

Add:
Depreciation and amortization	11,074	9,687

Unleveraged FFO	$10,430	$14,102

Less:
Straight-line rent	(249)	(169)
Fair value lease revenue	(936)	(858)

Unleveraged Cash	$9,245	$13,075

Cash	$186,000	$186,000
Closing costs	275	275
Tenant costs and capital improvements	4,925	9,372

Total Investment	$191,200	$195,647

Unleveraged FFO Return (1)	5.5%	7.2%

Unleveraged Cash Return (2)	4.8%	6.7%

(1)	Unleveraged FFO Return is determined by dividing the Unleveraged FFO (based on the projected results for the years ending December 31, 2007 and 2008) by Total Investment. Other real estate companies may calculate this return differently. Management believes projected Unleveraged FFO Return is a useful measure in the real estate industry when determining the appropriate purchase price for a property or estimating a property’s value. When evaluating acquisition opportunities, management considers, among other factors, projected Unleveraged FFO Return because it excludes, among other items, interest expense (which may vary depending on the level of corporate debt or property-specific debt), as well as depreciation and amortization expense (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). In addition, management considers its cost of capital and available financing alternatives in making decisions concerning acquisitions.
(2)	Unleveraged Cash Return is determined by dividing the Unleveraged Cash (based on the projected results for the years ending December 31, 2007 and 2008) by Total Investment. Other real estate companies may calculate this return differently. Management believes that projected Unleveraged Cash Return is also a useful measure of a property’s value when used in addition to Unleveraged FFO Return because, by eliminating the effect of straight-lining of rent and the SFAS No. 141 treatment of in-place above- and below-market leases, it enables an investor to assess the cash on cash return from the property over the forecasted period.

Management is presenting these projected returns and related calculations to assist investors in analyzing the Company’s recent acquisition. Management does not intend to present this data for any other purpose, for any other period or for its other properties, and is not intending for these measures to otherwise provide information to investors about the Company’s financial condition or results of operations. The Company does not undertake a duty to update any of these projections.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2006	December 31, 2005
Greater Boston	89.9%	89.9%
Greater Washington, D.C.	98.0%	97.2%
Midtown Manhattan	99.9%	98.3%
Princeton/East Brunswick, NJ	87.9%	86.9%
Greater San Francisco	90.2%	90.8%

Total Portfolio	94.2%	93.8%

	% Leased by Type
	December 31, 2006	December 31, 2005
Class A Office Portfolio	94.7%	93.7%
Office/Technical Portfolio	84.5%	97.6%

Total Portfolio	94.2%	93.8%